EXHIBIT 10.1

LOAN AGREEMENT AND PROMISSORY NOTE

THIS LOAN AGREEMENT AND PROMISSORY NOTE, dated as of December 31, 2008 (the “Note”), between YACHT FINDERS, INC., a Nevada Corporation (the "Maker"), having an address at 122 Ocean Park Blvd., Suite 307, Santa Monica, CA 90405 and Fountainhead Capital Management Limited (the "Payee"), having an address at Portman House, Hue Street, St. Helier, Jersey JE4 5RP.  Each of the Maker and the Payee are referred to herein as a “Party”, and collectively as the “Parties.”

WHEREAS, on December 31, 2007, a shareholder payable was exchanged for a convertible promissory note with a principal balance of $11,366 due and payable on December 31, 2008; on March 31, 2008, an additional shareholder payable was exchanged for a convertible promissory note with a principal balance of $17,620 due and payable on March 31, 2009; on June 30, 2008, an additional shareholder payable was exchanged for a convertible promissory note with a principal balance of $11,669 due and payable on June 30, 2009 and on September 30, 2008, an additional shareholder payable was exchanged for a convertible promissory note with a principal balance of $13,452 due and payable on September 30, 2009.   (the aforementioned notes are hereinafter collectively referred to as the “Prior Loans”)..

WHEREAS, during the period beginning on October 1, 2008 and ending on December 31, 2008 Payee advanced additional funds to the Maker in the total amount of $13,403 (the “Additional Loan”) for its corporate purposes, on the terms and conditions set forth therein;

WEREAS, the Payee may make additional advances to Maker from time to time in the future (”Future Loans”) and

WHEREAS, the Parties desire to evidence the amount due on account of the Prior Loans, the Additional Loan and any Future Loans by this Loan Agreement and Promissory Note (“Note”) which shall accrue interest at a rate of 6% per annum.

NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Maker, unconditionally promises to pay to the order of the Payee, the principal sum of the Prior Loans, the Additional Loans and any Future Loans together with accrued interest thereon from the date of issuance hereof. The Maker further agrees to pay all costs of collection, including reasonable attorneys' fees, incurred by the Payee or by any other holder of this Note in any action to collect this Note, whether or not suit is brought.

3. Principal and accrued interest shall be payable on December 30, 2009. Maker shall have the right at any time to prepay, in whole or in part, the principal and accrued interest without penalty upon fifteen (15) days prior written notice to the Payee.

4. The amounts due hereunder are payable without deduction or offset in lawful money of the United States of America in immediately available funds to the Payee at its address as set forth above, or at such other place as the holder of this Note shall from time to time designate.

5. It shall be an event of default (“Event of Default”), and the then unpaid portion of this Note shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

(a) any failure on the part of Maker to make any payment hereunder when due, whether by acceleration or otherwise;

(b) Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute; or

(c) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against Maker, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof.

6. No failure on the part of the Payee or any other holder of this Note to exercise and no delay in exercising any right, remedy or power hereunder or under any other document or agreement executed in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise by the Payee or any other holder of this Note of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.

7. This Note shall be binding upon the Maker and the Maker’s successors and assigns.

8. This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding the conflicts of laws principles thereof.

9. In the event that any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Note shall operate, or would prospectively operate, to invalidate this Note, then, and in any such event, such provision or provisions only shall be deemed null and void and of no force or effect and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect, shall be valid, legal and enforceable, and shall in no way be affected, prejudiced or disturbed thereby.

10. All agreements between Maker and Payee are hereby expressly limited so that in no event whatsoever, whether by reason of deferment in accordance with this Note or under any agreement or by virtue of acceleration or maturity of the Note, or otherwise, shall the amount paid or agreed to be paid to the Payee hereunder or to compensate Payee for damages to be suffered by reason of a late payment hereof, exceed the maximum permissible under applicable law. If enforcement of any provision hereof at the time performance of such provision shall be due, shall exceed the limit of validity prescribed by law, the relevant obligations to be fulfilled shall be deemed reduced to the limit of such validity. This provision shall never be superseded or waived and shall control every other provision of all agreements among Maker and Payee.

11. Subject to applicable federal and state securities laws, the Payee may assign this Note without first obtaining the consent of the Maker.

12. Subject to the applicable cure periods contained herein, time is of the essence of this Note.

13. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THE MAKER, AND ALL OTHERS THAT MAY BECOME LIABLE FOR ALL OR ANY PART OF THE OBLIGATIONS EVIDENCED BY THIS NOTE, HEREBY WAIVES PRESENTMENT, DEMAND, NOTICE OF NONPAYMENT, PROTEST AND ALL OTHER DEMANDS AND NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE OR ENFORCEMENT OF THIS NOTE, AND DOES HEREBY CONSENT TO ANY NUMBER OF RENEWALS OR EXTENSIONS OF THE TIME OF PAYMENT HEREOF AND AGREE THAT ANY SUCH RENEWALS OR EXTENSIONS MAY BE MADE WITHOUT NOTICE TO ANY SUCH PERSONS AND WITHOUT AFFECTING THEIR LIABILITY HEREIN AND DO FURTHER CONSENT TO THE RELEASE OF ANY PERSON LIABLE WITH RESPECT TO FAILURE TO GIVE SUCH NOTICE, (ALL WITHOUT AFFECTING THE LIABILITY OF THE OTHER PERSONS, FIRMS, OR CORPORATIONS LIABLE FOR THE PAYMENT OF THIS NOTE).

14. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE MAKER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING UNDER OR OUT OF OR OTHERWISE RELATED TO OR CONNECTED WITH THIS NOTE OR ANY RELATED DOCUMENT.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Loan Agreement and Convertible Promissory Note on the date first above written.

YACHT FINDERS, INC.

By:	/s/ Thomas W. Colligan
Thomas W. Colligan
President